Exhibit 99.1

Omega Protein Announces No Material Damages from Hurricane Irene

Houston, Texas, August 29, 2011 – Omega Protein Corporation (NYSE symbol: OME), a nutritional ingredient company and the nation’s leading producer of omega-3 fish oil and specialty fish meal products, announced today that its Reedville, Virginia facility has suffered no material property damages from Hurricane Irene. All of the Company’s fishing vessels, its fish processing plant and its Health and Science Center were unharmed except for minor problems caused by the storm.

The Reedville facility currently is without power, which will restrict normal operations until power is restored. The Company cannot predict when power will be restored although it is hopeful this could occur this week.

About Omega Protein Corporation

Omega Protein Corporation (NYSE:OME) is a nutritional ingredient company and the nation’s largest producer of omega-3 fish oil and specialty fish meal products. Omega Protein’s marine product lines are sourced from menhaden, an Omega-3 rich fish harvested along the Atlantic and Gulf coasts.

Forward Looking Statements

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Forward-looking information may be based on projects, predictions and estimates. Some statements in this press release may be forward-looking and use words like “hope,” “hopeful,” “may,” “may not,” “believes,” “do not believe,” “expects,” “do not expect,” “anticipates,” “do not anticipate,” “see,” “do not see,” or other similar expressions. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements.

The statements contained in this press release that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. The actual results of future events described in any of these forward-looking statements could differ materially from those stated in the forward-looking statements. Important factors that could cause actual results to be materially different from those forward-looking statements include, among others: the Company’s estimates of damages, assessment of damages, repair times, or estimates for restoration of power being incorrect. Other factors are described in further detail in Omega’s filings with the Securities and Exchange Commission, including its reports on Form 10-K, Form10-Q and Form 8-K. The Company also posts its latest internally generated price list for various products on its Company website, www.omegaproteininc.com. Pricing and product availability information disclosed in the price list are subject to change or discontinuance without prior notice, and the Company undertakes no obligation to update such information.

CONTACT:

Investor Relations, (713) 623-0060 OR hq@omegahouston.com

Web site: www.omegaproteininc.com